Exhibit 99.3

UNITED STATES OF AMERICA
Before the
SECURITIES AND EXCHANGE COMMISSION

January 17, 2006

____________________________________
:
IN THE MATTER OF	:
Smart Online, Inc.	:	ORDER OF SUSPENSION
	:	OF TRADING
File No. 500-1	:
____________________________________:

It appears to the Securities and Exchange Commission that there is a lack of current and accurate information concerning the securities of Smart Online, Inc. (“SOLN”) because of possible manipulative conduct occurring in the market for the company’s stock.

The Commission is of the opinion that the public interest and the protection of investors require a suspension of trading in the securities of the above-listed company.

Therefore, it is ordered, pursuant to Section 12(k) of the Securities Exchange Act of 1934, that trading in the above-listed company is suspended for the period from 9:30 a.m. EST, on January 17, 2006 through 11:59 p.m. EST, on January 30, 2006.

By the Commission.

Nancy M. Morris
Secretary